EXHIBIT 10.2

AMENDMENT #4 TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

This Amendment #4 to Amended and Restated Business Financing Agreement ("Amendment") is entered into on July 28, 2016, by and among ePlus Technology, inc. ("Technology") and ePlus Technology Services, inc. ("Services"; and together with Technology, each sometimes referred to as a "Dealer," and sometimes referred to collectively, jointly and severally, as "Dealer") and Wells Fargo Commercial Distribution Finance, LLC (f/k/a GE Commercial Distribution Finance LLC) ("CDF") and is to that certain Amended and Restated Business Financing Agreement dated July 23, 2012, by and between Dealer and CDF (as the same has been amended by that certain Amendment #1 to Amended and Restated Business Financing Agreement dated July 31, 2014, that certain Amendment #2 to Amended and Restated Business Financing Agreement dated July 24, 2015 and that certain Amendment #3 to Amended and Restated Business Financing Agreement dated October 20, 2015, and as further amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented, the "Agreement"). All terms which are not defined herein shall have the same meaning in this Amendment as in the Agreement.

WHEREAS, CDF and Dealer desire to amend the terms of the Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.1 of the Agreement is hereby amended by adding the following definition thereto:

"Aggregate Facility Limit": (i) on or before October 31, 2016, Three Hundred Million Dollars ($300,000,000.00) and (ii) after October 31, 2016, Two Hundred Fifty Million Dollars ($250,000,000.00).

2. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of Thirty Million Dollars ($30,000,000.00); provided, however, that at no time will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, the Aggregate Facility Limit. CDF's decision to advance funds will not be binding until the funds are actually advanced.

In addition, subject to the terms of the Amended and Restated Agreement for Wholesale Financing between CDF and Dealer dated July 23, 2012, as amended from time to time, CDF agrees to provide to Dealer an inventory floorplan credit facility of (i) to and until October 31, 2016, Three Hundred Million Dollars ($300,000,000.00) and (ii) after October 31, 2016, Two Hundred Fifty Million Dollars ($250,000,000.00); provided, however, that at no time will the principal amount outstanding under Dealer's inventory floorplan credit facility with CDF and Dealer's Accounts Receivable Credit Facility exceed, in the aggregate, the Aggregate Facility Limit.  CDF's decision to advance funds will not be binding until the funds are actually advanced.

If, at any time, the principal amount outstanding under Dealer's inventory floorplan credit facility with CDF and Dealer's Accounts Receivable Credit Facility exceeds, in the aggregate, the Aggregate Facility Limit, Dealer will immediately pay to CDF an amount not less than the difference between (i) the aggregate principal amount outstanding under Dealer's inventory floorplan credit facility with CDF and Dealer's Accounts Receivable Credit Facility and (ii) the Aggregate Facility Limit."

3. Each Dealer hereby ratifies and confirms the Agreement, as amended hereby, and each Other Agreement executed by such Dealer in all respects.

4. Each Dealer hereby unconditionally releases, acquits, waives, and forever discharges CDF and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or failure to take action, existing at any time prior to the execution of this Amendment.

5. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

6. This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment may be executed by any party to this Amendment by original signature, facsimile and/or electronic signature.

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IN WITNESS WHEREOF, Dealer and CDF have executed this Amendment as of the date first set forth hereinabove.

"DEALER"

EPLUS TECHNOLOGY, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	Chief Financial Officer

EPLUS TECHNOLOGY SERVICES, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	Chief Financial Officer

"CDF"

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC

By:	/s/ Fahad Haroon
Print Name:	Fahad Haroon
Title:	Duly Authorized Signatory